UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On March 28, 2014, EXCO Resources, Inc. (“EXCO”) entered into a letter agreement (the “Letter Agreement”) with Ares Corporate Opportunities Fund, L.P., ACOF EXCO L.P, ACOF EXCO 892 Investors, L.P., Ares Corporate Opportunities Fund II, L.P., Ares EXCO, L.P. and Ares EXCO 892 Investors, L.P (collectively, the “Ares Investors”), which are funds managed by Ares Management LLC (“Ares”), pursuant to which EXCO and the Ares Investors terminated that certain letter agreement, dated March 28, 2007, which provided Ares with the right to nominate a director to serve on EXCO’s board directors, for so long as the Ares Investors or any other investment fund or account managed or controlled by Ares owned at least 10,000,000 shares of EXCO’s common stock. As a result, Ares no longer holds the right to nominate a director for election at any future annual meeting of our shareholders.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2014, EXCO, following the approval of EXCO’s board of directors (the “Board”), received confirmation of the filing of a Resolution Relating to a Series of Shares (the “Resolution”), with the Secretary of State of the State of Texas, which was effective upon filing, for the purpose of eliminating each of the following series of shares of preferred stock: (i) Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock, (ii) Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock, (iii) Series B 7.0% Cumulative Convertible Perpetual Preferred Stock, (iv) Series C 7.0% Cumulative Convertible Perpetual Preferred Stock, (v) Series A-1 Hybrid Preferred Stock, (vi) Series A-2 Hybrid Preferred Stock and (vii) Series A Junior Participating Preferred Stock (collectively, the “Preferred Stock”). No shares of Preferred Stock were issued and outstanding at the time the Resolution was filed. Following the filing of the Resolution, the shares previously authorized under each series of Preferred Stock resumed the status of authorized but unissued shares of Preferred Stock.

The foregoing description of the Resolution does not purport to be complete and is qualified in its entirety by reference to the Resolution, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Resolution Relating to a Series of Shares

10.1	Letter Agreement, dated March 28, 2014, by and among EXCO Resources, Inc. and Ares Corporate Opportunities Fund, L.P., ACOF EXCO L.P, ACOF EXCO 892 Investors, L.P., Ares Corporate Opportunities Fund II, L.P., Ares EXCO, L.P. and Ares EXCO 892 Investors, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: April 1, 2014	By:	/s/ Mark F. Mulhern
Name: Mark F. Mulhern
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Resolution Relating to a Series of Shares

10.1	Letter Agreement, dated March 28, 2014, by and among EXCO Resources, Inc. and Ares Corporate Opportunities Fund, L.P., ACOF EXCO L.P, ACOF EXCO 892 Investors, L.P., Ares Corporate Opportunities Fund II, L.P., Ares EXCO, L.P. and Ares EXCO 892 Investors, L.P.